Exhibit 99.1

James H.M. Sprayregen
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

- and -

Marc Kieselstein
Ryan Blaine Bennett
Paul Wierbicki
KIRKLAND & ELLIS LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Counsel to the Debtors and Debtors in Possession
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
LEAR CORPORATION, et al., [1]	)	Case No. 09-14326 (ALG)
)
Debtors.	)	Jointly Administered
)

DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

THIS DRAFT PLAN OF REORGANIZATION IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.
Dated: August 14, 2009

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each U.S. Debtors’ federal tax identification number (if any), include: Lear Corporation (6776); Lear #50 Holdings, LLC (N/A); Lear Argentine Holdings Corporation #2 (7832); Lear Automotive Dearborn, Inc. (4976); Lear Automotive Manufacturing, LLC (3451); Lear Canada (5059); Lear Canada Investments Ltd. (a non-U.S. Debtor that does not maintain a U.S. Federal tax identification number); Lear Corporation (Germany) Ltd. (6716); Lear Corporation Canada Ltd. (a non-U.S. Debtor that does not maintain a U.S. Federal tax identification number); Lear Corporation EEDS and Interiors (6360); Lear Corporation Global Development, Inc. (3121); Lear EEDS Holdings, LLC (4474); Lear European Operations Corporation (8411); Lear Holdings, LLC (4476); Lear Investments Company, LLC (8771); Lear Mexican Holdings Corporation (7829); Lear Mexican Holdings, LLC (4476); Lear Mexican Seating Corporation (4599); Lear Operations Corporation (5872); Lear Seating Holdings Corp. #50 (9055); Lear South Africa Limited (a non-U.S. Debtor that does not maintain a U.S. Federal tax identification number); Lear South American Holdings Corporation (1365); Lear Trim L.P. (8386); and Renosol Seating, LLC (4745). The location of the Debtors’ corporate headquarters and the service address for all of the Debtors is: 21557 Telegraph Road, Southfield, Michigan 48033.

i

ii

Page
P. Dissolution of Committee	44
Q. Fees	44
R. Section 1125(e) Good Faith Compliance	45
S. Further Assurances	45
T. No Stay of Confirmation Order	45
U. Aid and Recognition	45

iii

DEBTORS’ JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
     Lear Corporation and the other Debtors in the above-captioned chapter 11 cases propose the following joint plan of reorganization for the resolution of outstanding creditor claims against, and equity interests in, the Debtors pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101-1532. Capitalized terms used in the Plan and not otherwise defined have the meanings ascribed to such terms in Article I.B of the Plan.
     Reference is made to the Disclosure Statement, Filed contemporaneously with the Plan, for a discussion of the Debtors’ history, businesses, assets, results of operations, and projections of future operations, as well as a summary and description of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.
ARTICLE I.
DEFINED TERMS AND RULES OF INTERPRETATION
A. Rules of Interpretation
     1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words ‘‘herein,’’ “hereof” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.
     2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed hereby.
B. Defined Terms
     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:
     1. “2013 and 2016 Indenture” means that certain Indenture dated as of November 24, 2006, among Lear Corporation, as issuer, certain Affiliates of Lear Corporation, as guarantors, and the 2013 and 2016 Notes Trustee, as amended, supplemented or otherwise modified from time to time through the Petition Date.
     2. “2013 and 2016 Notes” means the unsecured 8.5% senior notes due 2013 and/or the unsecured 8.75% senior notes due 2016 issued pursuant to the 2013 and 2016 Indenture.
     3. “2013 and 2016 Notes Trustee” means The Bank of New York Mellon Trust Company, National Association, or its successor.

     4. “2014 Indenture” means that certain Indenture dated as of August 3, 2004, among Lear Corporation, as issuer, certain Affiliates of Lear Corporation, as guarantors, and the 2014 Notes Trustee, as amended, supplemented or otherwise modified from time to time through the Petition Date.
     5. “2014 Notes” means the unsecured 5.75% senior notes due 2014 issued pursuant to the 2014 Indenture.
     6. “2014 Notes Trustee” means The Bank of New York Mellon Trust Company, National Association, as successor in interest to BNY Midwest Trust Company, N.A., or its successor.
     7. “Accrued Professional Compensation” means, at any date, all accrued fees and reimbursable expenses (including success fees) for services rendered by all Retained Professionals in the Chapter 11 Cases through and including such date, to the extent that such fees and expenses have not been previously paid and regardless of whether a fee application has been Filed for such fees and expenses. To the extent that there is a Final Order denying some or all of a Retained Professional’s fees or expenses, such denied amounts shall no longer be considered Accrued Professional Compensation.
     8. “Adequate Protection Claims” means rights to adequate protection arising under the DIP Order.
     9. “Administrative Claim” means a Claim (other than the Adequate Protection Claims and DIP Facility Claims) that has been timely filed, pursuant to the deadline and procedure set forth in the Confirmation Order (except as otherwise provided by a separate order of the Bankruptcy Court), for costs and expenses of administration under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Accrued Professional Compensation (to the extent Allowed by the Bankruptcy Court); and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930.
     10. “Affiliate” has the meaning set forth at section 101(2) of the Bankruptcy Code.
     11. “Allowed” means with respect to Claims: (a) any Claim, proof of which is timely Filed by the applicable Claims Bar Date (or that by the Bankruptcy Code or Final Order is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as of the Effective Date as not disputed, not contingent, and not unliquidated, and for which no Proof of Claim has been timely Filed; or (c) any Claim allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided, however, that with respect to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to any such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or such an objection is so interposed and the Claim shall have been Allowed by a Final Order; provided further, however, that the Claims described in clauses (a), (b) and (c) above shall not include any Claim on account of a right, option, warrant, right to convert, or other right to purchase an Equity Interest. Except as otherwise specified in the Plan or an order of the Bankruptcy Court or with respect to Priority Tax Claims, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date. Any Claim that has been or is hereafter listed in the Schedules as disputed, contingent, or unliquidated, and for which no Proof of Claim has been timely Filed, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, the Prepetition Credit Agreement Secured Claims and the Prepetition Credit Agreement Deficiency Claims shall be deemed Allowed in the amounts of the Prepetition Credit Agreement Secured Claims and the Prepetition Credit Agreement Deficiency Claims, respectively.
     12. “Amended and Restated Bylaws” means the bylaws of Reorganized Lear Corporation substantially in the form of those attached to the Plan Supplement.
     13. “Amended and Restated Certificate of Incorporation” means the certificate of incorporation of Reorganized Lear Corporation substantially in the form of that attached to the Plan Supplement.

     14. “Avoidance Actions” means any and all actual or potential claims or causes of action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to sections 544, 547, 548, 550 and 551 of the Bankruptcy Code.
     15. “Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.
     16. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532.
     17. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.
     18. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases, and the general, local and chambers rules of the Bankruptcy Court.
     19. “Baseline Liquidity Benefit” means a cumulative benefit to the Debtors’ liquidity of $134 million, arising on account of the Debtors’ forecasted improvement in terms with their trade vendors from December 31, 2009 to September 30, 2010.
     20. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)).
     21. “Canadian Debtors” means Lear Canada, Lear Canada Investments Ltd. and Lear Corporation Canada Ltd.
     22. “Canadian Information Officer” means RSM Richter Inc., as information officer in the Canadian Proceedings, which provides the Ontario Superior Court of Justice (Commercial List) with updates on material activities in the Chapter 11 Cases.
     23. “Canadian Proceedings” means those proceedings commenced when the Canadian Debtors filed for creditor protection under the Companies’ Creditors Arrangement Act, as amended, in the Ontario Superior Court of Justice (Commercial List) on the Petition Date, administered under commercial court file number CV-09-00008269-00CL.
     24. “Canadian Recognition Order” means an order in the Canadian Proceedings recognizing and giving full effect to the Plan.
     25. “Cash” means legal tender of the United States of America or the equivalent thereof, including, without limitation, bank deposits, checks and Cash Equivalents.
     26. “Cash Equivalents” mean (a) securities issued or unconditionally guaranteed or insured by the United States Government, the Canadian Government, Japan or any member of the European Union or any other government approved by the Exit Facility Agent (which approval shall not be unreasonably withheld), (b) securities issued or unconditionally guaranteed or insured by any state of the United States of America or province of Canada or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and having one of the two highest ratings obtainable from either S&P or Moody’s, (c) time deposits, certificates of deposit and bankers’ acceptances having maturities of not more than twelve months from the date of acquisition, in each case with any of the Exit Facility Lenders (or any affiliate of any thereof) or with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan, Canada or any member of the European Union or any U.S. branch of a foreign bank having at the date of acquisition capital and surplus of not less than $100,000,000, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper issued by the parent corporation of any Exit Facility Lender and commercial paper rated, at the time of acquisition, at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s and in either case maturing within twelve months after the date of acquisition, (e) deposits maintained with money market funds having total assets in excess of $300,000,000, (f) demand deposit accounts maintained in the ordinary course of business with banks or trust companies, (g) temporary deposits, of amounts received in the ordinary course of business pending disbursement of such amounts, in demand deposit accounts in banks outside the United States, (h) deposits in mutual funds which invest substantially all of their assets in preferred equities issued by U.S. corporations rated at least “AA” (or the equivalent thereof) by S&P; provided, that notwithstanding the foregoing, Cash Equivalents shall, in any event, include all Cash and cash equivalents as set forth in Reorganized Lear Corporation’s balance sheet prepared in accordance with GAAP, and (i) other investments requested by Reorganized Lear Corporation and approved by the Exit Facility Agent.
     27. “Causes of Action” means all claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other entities under the Bankruptcy Code, including Avoidance Actions and all such matters set forth in Article IV.C and Article IV.R) of any of the Debtors, the Debtors-in-Possession, and/or the Estates (including, but not limited to, those actions set forth in the Plan Supplement), whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.
     28. “Certificate” means any instrument evidencing a Claim or an Interest.
     29. “Certificate of Designation” means the Certificate of Designation of the Series A Preferred Stock, the form of which is set forth in the Plan Supplement.
     30. “Chairman, President and Chief Executive Officer” means Robert E. Rossiter.
     31. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case Filed for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.
     32. “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.
     33. “Claims Bar Date” means, as applicable, (a) October 2, 2009 at 5:00 p.m. prevailing Eastern Time or (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for Filing such Claim.
     34. “Claims Register” means the official register of Claims and Interests maintained by the Notice, Claims and Solicitation Agent.
     35. “Class” means a category of holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.
     36. “Commission” means the United States Securities and Exchange Commission.
     37. “Committee” means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases on July 14, 2009, pursuant to section 1102 of the Bankruptcy Code.
     38. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans, including the Employee-Related Programs and the Employment Agreements.
     39. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.
     40. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.
     41. “Confirmation Hearing” means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
     42. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
     43. “Contract/Lease Schedule Date” means September 11, 2009, the latest date by which the Debtors shall file their list of Executory Contracts and Unexpired Leases to be rejected filed pursuant to the Plan Supplement.
     44. “Convenience Claims” means general unsecured claims against the Group A Debtors (other than Unsecured Note Claims and Prepetition Credit Agreement Deficiency Claims) that otherwise would be classified in Class 5A, but, with respect to each such Claim the aggregate amount of such Claim is equal or less than $10,000.
     45. “Cure” means the payment of Cash by the applicable Debtors, or the distribution of other property (as the applicable Debtors and the counterparty to the Executory Contract or Unexpired Lease may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (b) permit the Debtors to assume such Executory Contract or Unexpired Lease under sections 365 and 1123 of the Bankruptcy Code.
     46. “Cure Bar Date” means the deadline for filing requests for payment of Cure, which shall be the later of: (a) thirty (30) days after the Effective Date or (b) thirty (30) days after the assumption of the applicable Executory Contract or Unexpired Lease, unless otherwise ordered by the Bankruptcy Court or agreed to by the Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease.
     47. “Debtor” means one of the Debtors, in its individual capacity as a debtor and debtor-in-possession in the Chapter 11 Cases.
     48. “Debtor Releasees” means, collectively, (a) all current and former officers, directors, members, managers, and employees of the Debtors; and (b) all attorneys, financial advisors, advisors, accountants, investment bankers, investment advisors, actuaries, professionals and affiliates of the Debtors, their subsidiaries, and each of their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), managers, officers, directors, employees, partners, attorneys, financial advisors, accountants, managed funds, investment bankers, investment advisors, actuaries, professionals and affiliates, each in their respective capacities as such; provided, however, that no Non-Released Party will be a Debtor Releasee.
     49. “Debtors” means, collectively, the Group A Debtors and the Group B Debtors.
     50. “Debtors-in-Possession” means, collectively, the Group A Debtors and the Group B Debtors as debtors in possession in the Chapter 11 Cases.
     51. “DIP Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the DIP Facility.
     52. “DIP Facility” means that certain $500,000,000 Credit and Guarantee Agreement, dated as of August 4, 2009, among Lear Corporation, as borrower, the Guarantors (as defined therein), the DIP Agent and the DIP Lenders, as may be amended, modified, ratified, extended, renewed, restated or replaced.

     53. “DIP Facility Claims” means any secured Claim held by the DIP Lenders and/or the DIP Agent arising under or related to the DIP Facility and the other Loan Documents (as defined therein).
     54. “DIP Facility Warrants” means the warrants to acquire New Common Stock, if any, issued to the DIP Lenders pursuant to Article II.B, the terms of which are set forth in the DIP Facility Warrant Agreement.
     55. “DIP Facility Warrant Agreement” means that certain agreement providing for, among other things, the issuance of the DIP Facility Warrants, if any, pursuant to Article II.B to the Holders of DIP Facility Claims, which shall be in the form and substance as set forth in the Plan Supplement.
     56. “DIP Lenders” means, collectively, the Lenders (as defined in the DIP Facility) party to the DIP Facility from time to time.
     57. “DIP Order” means the order entered by the Bankruptcy Court on August 4, 2009 authorizing and approving the DIP Facility.
     58. “Disclosure Statement” means the disclosure statement for the Plan, including, without limitation, all exhibits and schedules thereto, as amended, supplemented or modified from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b) and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018 and other applicable law.
     59. “Disputed Claim” means, with respect to any Claim or Interest, any Claim or Interest that is not yet Allowed.
     60. “Distribution Agent” means the Entity or Entities chosen by the Reorganized Debtors to make or to facilitate distributions pursuant to the Plan, including the Reorganized Debtors or any Third Party Distribution Agent.
     61. “DTC” means Depository Trust Company.
     62. “Effective Date” means the date selected by the Debtors that is a Business Day after the entry of the Confirmation Order on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article VIII.B have been (i) satisfied or (ii) waived pursuant to Article VIII.C.
     63. “Employee-Related Programs” means those certain employee-related programs listed in the Plan Supplement.
     64. “Employment Agreements” means the employment agreements attached to the Plan Supplement.
     65. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.
     66. “Equity Interest” means any issued, unissued, authorized or outstanding shares of common stock, preferred stock or other instrument evidencing an ownership interest in a Debtor, whether or not transferable, together with any warrants, equity-based awards or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto that existed immediately before the Effective Date, including Section 510(b) Claims; provided, however, that Equity Interest does not include any Intercompany Interest.
     67. “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.
     68. “Exculpated Parties” means, collectively: (a) the Debtors; (b) the Reorganized Debtors; (c) the Debtor Releasees; (d) the Indenture Trustees; (e) the Third Party Releasees; (f) the Canadian Information Officer; (g) the Committee and the members thereof (in their capacities as such); and (h) all of the current and former members (including ex officio members), officers, directors, managers, employees, partners, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, agents, affiliates and representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such); provided, however, that no Non-Released Party will be an Exculpated Party.

     69. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.
     70. “Exit Facility” means the Exit Financing Agreement to be executed as of the Effective Date, including any agreements, amendments, supplements or documents related thereto.
     71. “Exit Facility Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent, or any other financial institution designated as “agent,” under the Exit Financing Agreement.
     72. “Exit Facility Lenders” means, collectively, the lenders party to the Exit Financing Agreement from time to time.
     73. “Exit Financing Agreement” means an agreement on account of (i) the three-year senior secured first lien term facility in an aggregate principal amount of up to $500 million among the DIP Lenders, Reorganized Lear Corporation, as borrower, and Reorganized Lear Corporation’s wholly owned domestic direct and indirect subsidiaries, as guarantors, substantially similar to the agreement attached as Exhibit I to the DIP Facility, or (ii) an alternative exit-financing facility provided that the DIP Facility is paid in full in Cash upon the Effective Date.
     74. “File,” “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases, or in the case of a Proof of Claim, to file with the Notice, Claims and Solicitation Agent.
     75. “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.
     76. “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
     77. “General Unsecured Claims” means general unsecured Claims (a) directly relating to and arising solely from the receipt of goods and services by the Group B Debtors arising with and held by Persons with whom the Group B Debtors are conducting, and will continue to conduct, business as of the Petition Date, (b) Claims under Executory Contracts and Unexpired Leases rejected by the Group B Debtors and (c) Claims arising from any litigation or other court, administrative or regulatory proceeding, including, without limitation, damages or judgments entered against, or settlements entered by, a Group B Debtor related thereto; provided that General Unsecured Claims shall not include Administrative Claims and Intercompany Claims.
     78. “Group A Debtors” means, collectively, Lear Corporation, Lear Canada, Lear Automotive Dearborn, Inc., Lear Corporation (Germany) Ltd., Lear Corporation EEDS and Interiors, Lear Operations Corporation and Lear Seating Holdings Corp. #50.
     79. “Group B Debtors” means, collectively, Lear #50 Holdings, LLC, Lear Argentine Holdings Corporation #2, Lear Automotive Manufacturing, LLC, Lear Canada Investments Ltd., Lear Corporation Canada Ltd., Lear Corporation Global Development, Inc., Lear EEDS Holdings, LLC, Lear European Operations Corporation, Lear Holdings, LLC, Lear Investments Company, LLC, Lear Mexican Holdings Corporation, Lear Mexican Holdings, LLC, Lear Mexican Seating Corporation, Lear South Africa Limited, Lear South American Holdings Corporation, Lear Trim L.P. and Renosol Seating, LLC.
     80. “Holder” means an Entity holding a Claim or Interest.
     81. “Impaired” means any Claim or Interest in an Impaired Class.
     82. “Impaired Class” means an impaired Class within the meaning of section 1124 of the Bankruptcy Code.
     83. “Indemnification” means the indemnification provision set forth in Article IX.G.

     84. “Indemnification Obligation” means a Debtor’s obligation under an Executory Contract, assumed in the Chapter 11 Cases, or otherwise to indemnify directors, officers, employees or agents of such Debtor who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the maximum extent provided by the Debtor’s respective certificates of incorporation, certificates of formation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.
     85. “Indentures” means, collectively, the 2013 and 2016 Indenture, the Zero-Coupon Indenture and the 2014 Indenture.
     86. “Indenture Trustees” means, collectively, the 2013 and 2016 Notes Trustee, the Zero-Coupon Notes Trustee and the 2014 Notes Trustee.
     87. “Indenture Trustees’ Fees” means the reasonable and documented fees, disbursements, advances and expenses (including professional fees and expenses) of the Indenture Trustees under the indentures governing the 2013 and 2016 Notes, the Zero-Coupon Notes and the 2014 Notes.
     88. “Intercompany Claims” means, collectively, any Claim held by a Debtor against another Debtor or any Claim held by an Affiliate of a Debtor against a Debtor.
     89. “Intercompany Interest” means an Equity Interest in a Debtor held by another Debtor or an Equity Interest in a Debtor held by an Affiliate of a Debtor. For the avoidance of doubt, an Intercompany Interest excludes any Equity Interest in Lear Corporation.
     90. “Interests” means, collectively, Equity Interests and Intercompany Interests.
     91. “Interim Compensation Order” means an order of the Bankruptcy Court allowing Retained Professionals to seek interim compensation in accordance with the procedures approved therein, as the same may be modified by a Bankruptcy Court order approving the retention of a specific Retained Professional or otherwise.
     92. “Key Management Incentive Plan” means the key management incentive plan approved by the Bankruptcy Court, the terms of which are described in the Disclosure Statement.
     93. “Lender Plan Support Agreement” means that plan support agreement dated July 6, 2009, between the Debtors and certain of the Holders of Prepetition Credit Agreement Secured Claims, as amended from time to time in accordance with the terms thereof.
     94. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.
     95. “Local Bankruptcy Rules” means the Local Bankruptcy Rules for the Southern District of New York.
     96. “Management Equity Plan” means the management equity plan for the benefit of certain continuing employees of the Reorganized Debtors and non-management members of the New Board, the terms of which are described in the Disclosure Statement.
     97. “Minimum Liquidity” means Cash and Cash Equivalents, plus availability under working capital facilities, if any, plus the Working Capital Adjustment, less any Accrued Professional Compensation, Administrative Claims and other costs associated with the Chapter 11 Cases not paid prior to the Effective Date, and cash financing costs to the extent not previously paid; provided, that at least $800 million of such aggregate amount must consist of Cash and Cash Equivalents; provided, further, that Minimum Liquidity must be calculated on or prior to the date that is 30 days after the Effective Date and shall be determined on a basis substantially consistent with the projections of liquidity of the Debtors provided to the Prepetition Administrative Agent and the Noteholder Steering Committee prior to the Petition Date.
     98. “Moody’s” means Moody’s Investors Service, Inc.
     99. “New Board” means the board of directors of Reorganized Lear Corporation.

     100. “New Common Stock” means newly-issued shares of common stock of Reorganized Lear Corporation.
     101. “New Term Loans” means the $600 million new term loans to be issued as of the Effective Date under the New Term Loans Agreement.
     102. “New Term Loans Agreement” means that $600 million second lien term loan agreement among Reorganized Lear Corporation, as borrower, Reorganized Lear Corporation’s domestic direct and indirect subsidiaries, as guarantors, and the Holders of Prepetition Credit Agreement Secured Claims, substantially in the form of the agreement set forth in the Plan Supplement.
     103. “Non-Released Parties” means those Entities identified in the Plan Supplement as Non-Released Parties.
     104. “Noteholder Plan Support Agreement” means that plan support agreement dated July 6, 2009, between the Debtors and certain of the Holders of Unsecured Note Claims, as amended from time to time in accordance with the terms thereof.
     105. “Noteholder Steering Committee” means that certain steering committee of noteholders holding Unsecured Note Claims represented by the Noteholder Steering Committee Advisors.
     106. “Noteholder Steering Committee Advisors” means Stroock & Stroock & Lavan, LLP, as counsel to the Noteholder Steering Committee, Moelis & Co., LLC, as financial advisor to the Noteholder Steering Committee and Goodmans, LLP as Canadian counsel to the Noteholder Steering Committee.
     107. “Notice, Claims and Solicitation Agent” means Kurtzman Carson Consultants LLC, located at 2335 Alaska Avenue, El Segundo, California 90245, (888) 249-2792, retained as the Debtors’ notice, claims and solicitation agent.
     108. “Other General Unsecured Claims” means any unsecured Claim, other than Unsecured Ongoing Operations Claims or Convenience Claims, against one or more of the Group A Debtors including, but not limited to (a) the Unsecured Note Claims, (b) the Prepetition Credit Agreement Deficiency Claims, (c) Claims arising from the rejection of Unexpired Leases and Executory Contracts to which a Group A Debtor is a party, and (d) Claims arising from any litigation or other court, administrative or regulatory proceeding, including, without limitation, damages or judgments entered against, or settlements entered into by, a Group A Debtor related thereto.
     109. “Other General Unsecured Claims Distribution” means the Pro Rata distribution to the Holders of Other General Unsecured Claims consisting of the following:
(a)	all shares of the New Common Stock issued as of the Effective Date that remain after giving effect to the distribution of the New Common Stock pursuant to the Prepetition Credit Agreement Secured Claims Distribution (subject to dilution from the Series A Preferred Stock, the Warrants and the Management Equity Plan); and

(b)	Other General Unsecured Claims Warrants representing 15% of Reorganized Lear Corporation’s fully-diluted outstanding New Common Stock as of the Effective Date (subject to dilution from the Management Equity Plan).
     110. “Other General Unsecured Claims Warrant Agreement” means that certain agreement providing for, among other things, the issuance of the Other General Unsecured Claims Warrants to the Holders of Other General Unsecured Claims, which shall be in the form and substance as set forth in the Plan Supplement.
     111. “Other General Unsecured Claims Warrants” means the warrants to acquire New Common Stock issued to the Holders of Other General Unsecured Claims, the terms of which are set forth in the Other General Unsecured Claims Warrant Agreement.
     112. “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim.

     113. “Other Secured Claim” means any Secured Claim against the Debtors not specifically described herein; provided, however, that Other Secured Claims shall not include DIP Facility Claims.
     114. “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other Entity.
     115. “Petition Date” means July 7, 2009.
     116. “Plan” means this joint plan of reorganization under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference, including, without limitation, all exhibits and schedules hereto and thereto.
     117. “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to be filed on the Plan Supplement Filing Date, as amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules, comprising, without limitation, the following documents: (a) the form of the New Term Loans Agreement; (b) the form of the Exit Financing Agreement; (c) the form of the DIP Facility Warrant Agreement; (d) the form of the Other General Unsecured Claims Warrant Agreement; (e) the form of Certificate of Designation; (f) the list of the Employee-Related Programs; (g) copies of the Employment Agreements; (h) the list of Executory Contracts and Unexpired Leases to be rejected; (i) the list of Compensation and Benefits Programs to be rejected; (j) the Registration Rights Agreement; (k) the Amended and Restated Certificate of Incorporation; (l) the Amended and Restated Bylaws; (m) a schedule of the Causes of action to be retained by the Reorganized Debtors; and (n) the identity of the members of the New Board; provided that notwithstanding anything to the contrary herein or otherwise, the list of Executory Contracts and Unexpired Leases to be rejected shall be filed on or before the Contract/Lease Schedule Date and shall not be modified after the Contract/Lease Schedule Date.
     118. “Plan Supplement Filing Date” means the date that is five (5) Business Days prior to the Voting Deadline.
     119. “Plan Support Agreements” means, collectively, the Noteholder Plan Support Agreement and the Lender Plan Support Agreement.
     120. “Prepetition Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent and collateral agent under the Prepetition Credit Agreement.
     121. “Prepetition Credit Agreement” means that certain Amended and Restated Credit and Guarantee Agreement dated as of April 25, 2006, among Lear Corporation, certain of its subsidiaries, the Prepetition Administrative Agent and other lenders party thereto, as amended.
     122. “Prepetition Credit Agreement Claims” means, collectively, the Prepetition Credit Agreement Secured Claims and the Prepetition Credit Agreement Deficiency Claims.
     123. “Prepetition Credit Agreement Deficiency Claims” means the unsecured Claims arising out of the Prepetition Credit Agreement in an aggregate Allowed amount equal to $737 million.
     124. “Prepetition Credit Agreement Lenders” means the lenders under the Prepetition Credit Agreement, as of the Petition Date, including holders of Swap Claims.
     125. “Prepetition Credit Agreement Secured Claims” means secured Claims arising out of the Prepetition Credit Agreement, including the Swap Claims, in an aggregate Allowed amount equal to $1.6 billion.
     126. “Prepetition Credit Agreement Secured Claims Distribution” means the distribution to the Holders of Prepetition Credit Agreement Secured Claims consisting of the following:
(a)	the New Term Loans;

(b)	all shares of the Series A Preferred Stock; and

(c)	35.5% of the New Common Stock issued and outstanding on the Effective Date (subject to dilution from the Other General Unsecured Claims Warrants and the Management Equity Plan).
     127. “Priority Tax Claim” means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
     128. “Professional Compensation and Reimbursement Claim” means a Claim by a Retained Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.
     129. “Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid fees and expenses of Retained Professionals in the Chapter 11 Cases.
     130. “Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation through the Effective Date as estimated by the Retained Professionals in accordance with Article X.A.4 hereof.
     131. “Proof of Claim” means a proof of Claim Filed against any Debtor in the Chapter 11 Cases.
     132. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion of a particular recovery that a Class is entitled to share with other Classes entitled to the same recovery under the Plan.
     133. “Registration Rights Agreement” means a registration rights agreement substantially in the form set forth in the Plan Supplement obligating Reorganized Lear Corporation to register for resale certain shares of New Common Stock under the Securities Act in accordance with the terms set forth in such agreement.
     134. “Releasing Parties” means, collectively, the Prepetition Administrative Agent, the Prepetition Credit Agreement Lenders, the Indenture Trustees, the DIP Agent, the DIP Lenders, the Canadian Information Officer, the Committee and members thereof, the Noteholder Steering Committee, Holders of Unsecured Note Claims that voted to accept the Plan, the non-Debtor parties to the Plan Support Agreements and all Holders of Claims or Equity Interests except any Holder of a Claim or Equity Interest: (a) that voted to reject the Plan; (b) that did not vote to accept the Plan but that timely elected on such Holder’s Ballot to not participate in the Third Party Release set forth in Article IX.E hereof; or (c) that is in a Class that is deemed to reject the Plan.
     135. “Reorganized Debtors” means the Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     136. “Reorganized Lear Corporation” means Lear Corporation, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     137. “Representatives” means, with regard to an Entity, current and former officers, directors, members (including ex officio members), managers, employees, partners, advisors, attorneys, professionals, accountants, investment bankers, investment advisors, actuaries, Affiliates, financial advisors, consultants, agents and other representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such).
     138. “Requisite Participating Lenders” means those Prepetition Credit Agreement Lenders that are parties to the Lender Plan Support Agreement and that hold more than 66 2/3% of the dollar amount of the Prepetition Credit Agreement Claims held by such Prepetition Credit Agreement Lenders.

     139. “Requisite Participating Noteholders” means those Holders of Unsecured Noteholder Claims that are parties to the Noteholder Plan Support Agreement and that hold more than 66 2/3% of the dollar amount of the Unsecured Noteholder Claims held by such Holders of Unsecured Noteholder Claims.
     140. “Retained Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.
     141. “S&P” means Standard & Poor’s Ratings Services.
     142. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial conformance with the official bankruptcy forms, as the same may have been amended, modified or supplemented from time to time.
     143. “Section 510(b) Claims” means any Claim against a Debtor that is subordinated pursuant to section 510(b) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Equity Interest, any claim for damages arising from the purchase or sale of any Equity Interest, or any claim for reimbursement, contribution or indemnification for such Claim.
     144. “Secured Claims” means, with respect to any Claim against any Debtor, other than Prepetition Credit Agreement Secured Claims, that portion, which, pursuant to section 506 of the Bankruptcy Code is (a) secured by a valid, perfected, and enforceable security interest, Lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or nonbankruptcy law, in or upon any right, title or interest of a Debtor in and to property of the relevant Estate, to the extent of the value of the Holder’s interest in such property as of the relevant determination date or (b) Allowed as such pursuant to the terms of the Plan (subject to the occurrence of the Effective Date).
     145. “Securities” means any instruments that qualify under section 2(a)(1) of the Securities Act, including the Unsecured Notes; provided that, for the avoidance of doubt, the Unsecured Notes shall be canceled pursuant to Article IV.E and shall not be reissued.
     146. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.
     147. “Series A Preferred Stock” means Reorganized Lear Corporation’s Series A Preferred Stock with a stated value of $500 million as of the Effective Date, the terms of which are set forth in the Certificate of Designation.
     148. “Servicer” means an indenture trustee, agent, servicer or other authorized representative of Holders of Claims or Interests recognized by the Debtors.
     149. “Stock and Warrant Reserve” means the New Common Stock and Other General Unsecured Claims Warrants held in reserve pursuant to Article VI.B.3 and in amount to be determined by the Debtors, in consultation with the Committee, the Noteholder Steering Committee and the Prepetition Administrative Agent prior to the Effective Date.
     150. “Swap Claims” means those secured Claims arising from hedging arrangements under, or in connection with, the Prepetition Secured Credit Agreement with certain of the Prepetition Credit Agreement Lenders or their Affiliates.
     151. “Terms Reduction” means an estimate of the reduction in terms with the Debtors’ trade vendors as of the Effective Date that shall be prepared in good faith by the Debtors or Reorganized Debtors, as applicable, on a basis consistent with the March LRP Model (May Update) as modified by the DIP sizing analysis of June 11, 2009 and updated as reflected in Exhibit F to the Disclosure Statement and delivered to the Prepetition Administrative Agent and the Noteholder Steering Committee by no later than 30 days after the Effective Date.
     152. “Third Party Distribution Agent” means DTC or any other Entity or Entities chosen by the Debtors or the Reorganized Debtors, as applicable, in consultation with the DIP Agent, the Noteholder Steering Committee and the Committee, to make or facilitate distributions under the Plan.
     153. “Third Party Releasees” means, collectively: (a) the Prepetition Credit Agreement Lenders; (b) the Prepetition Administrative Agent; (c) the DIP Agent; (d) the DIP Lenders; (e) Holders of Unsecured Note Claims that voted to accept the Plan; (f) the non-Debtor parties to the Plan Support Agreements; (g) the Committee and the members thereof (in their capacities as such); (h) the Indenture Trustees; (i) the Canadian Information Officer; (j) the Noteholder Steering Committee; and (k) all attorneys, financial advisors, advisors, accountants, investment bankers, investment advisors, actuaries, professionals, current and former members (including ex officio members), officers, directors, employees, partners, and affiliates of each of the foregoing, each of the foregoing in their respective capacities as such.
     154. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.
     155. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
     156. “Unimpaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.
     157. “Unsecured Note Claims” means any Claim of a Holder arising under the Unsecured Notes and/or the Indentures in an aggregate Allowed amount equal to $1.3 billion (plus accrued and unpaid interest as of the Petition Date).
     158. “Unsecured Notes” means, collectively, the 2013 and 2016 Notes, the 2014 Notes and the Zero-Coupon Notes.
     159. “Unsecured Ongoing Operations Claims” means all general unsecured Claims directly relating to and arising solely from the receipt of goods or services by the Group A Debtors arising with and held by Persons with whom the Group A Debtors are conducting, and will continue to conduct, business as of the Petition Dates; provided that Unsecured Ongoing Operations Claims shall not include Administrative Claims and Convenience Claims.
     160. “Voting Deadline” means [5:00 p.m., prevailing Eastern Time, on October 23, 2009].
     161. “Warrants” means, collectively, the DIP Facility Warrants and the Other General Unsecured Claims Warrants.
     162. “Warrant Share” means a fraction, the numerator of which is the aggregate principal amount of DIP Facility Claims which are converted into the Exit Facility and the denominator of which is $500 million.
     163. “Warrant Agreements” means, collectively, the DIP Facility Warrant Agreement and the Other General Unsecured Claims Warrant Agreement.
     164. “Working Capital Adjustment” means, to the extent the Effective Date occurs on or before December 31, 2009, a negative adjustment to the Minimum Liquidity amount equal to the difference between (a) the $134 million Baseline Liquidity Benefit and (b) the product of the Terms Reduction multiplied by 0.50 provided that if the Effective Date occurs after December 31, 2009, a revised Working Capital Adjustment shall be determined on a similar basis but taking into account the change in the amount of the Baseline Liquidity Benefit resulting from the delay in the Effective Date; provided further that the Minimum Liquidity amount shall be subject to such additional working capital adjustments as may be agreed in writing by the Debtors, the Prepetition Administrative Agent and the Noteholder Steering Committee prior to the Effective Date.
     165. “Zero-Coupon Indenture” means that certain Indenture dated as of February 20, 2002, among Lear Corporation, as issuer, certain Affiliates of Lear Corporation, as guarantors, and the Zero-Coupon Notes Trustee, as amended, supplemented or otherwise modified from time to time through the Petition Date.
     166. “Zero-Coupon Notes” means the unsecured zero-coupon convertible senior notes due 2022 issued pursuant to the Zero-Coupon Indenture.
     167. “Zero-Coupon Notes Trustee” means The Bank of New York Mellon Trust Company, National Association, or its successor.
ARTICLE II.
ADMINISTRATIVE, DIP FACILITY AND PRIORITY CLAIMS
     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Facility Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III.
A. Administrative Claims
     Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, except to the extent that a Holder of an Allowed Administrative Claim and the applicable Debtors agree to less favorable treatment to such Holder, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash: (a) on the Effective Date or as soon as reasonably practicable thereafter or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter; (b) if an Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter or, if not then due, when such Allowed Administrative Claim is due; (c) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as the case may be; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided that, Allowed Administrative Claims that arise in the ordinary course of the Debtors’ business shall be paid in full in Cash in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions; provided, further, that Allowed Administrative Claims do not include Claims filed after the applicable deadline set forth in the Confirmation Order (except as otherwise provided by a separate order of the Bankruptcy Court).
B. DIP Facility Claims
     Notwithstanding anything to the contrary herein, and subject to the terms of the DIP Facility, in full and final satisfaction, settlement, release and discharge of and in exchange for release of all DIP Facility Claims, on the Effective Date, the DIP Facility Claims shall convert into the Exit Facility or be paid off in full and in Cash. In the event the DIP Facility Claims convert into the Exit Facility, Reorganized Lear Corporation shall pay to the Exit Facility Agent, for the account of each DIP Lender, a fee, at Reorganized Lear Corporation’s sole election, of either (i) DIP Facility Warrants issued Pro Rata in the name of each DIP Lender (or its designee) as soon as reasonably practicable following the Effective Date to purchase a number of shares of New Common Stock with an aggregate stated value as of the Effective Date equal to $25 million (or, if less than all of the DIP Facility Claims convert into the Exit Facility, the Warrant Share of $25 million) or (ii) Cash on the Effective Date in an amount equal to 5% of the principal amount of each such DIP Lender’s DIP Facility Claims that convert into the Exit Facility.
C. Priority Tax Claims
     Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for release of each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive on account of such Claim, in accordance with section 1129(a)(9)(C) of the

Bankruptcy Code, regular installment payments in Cash over a period ending not later than five years after the Petition Date of a total value, as of the Effective Date, equal to the Allowed amount of such Claim, which total value shall include simple interest to accrue on any outstanding balance of such Allowed Priority Tax Claim starting on the Effective Date at the rate of interest determined under applicable non-bankruptcy law pursuant to section 511 of the Bankruptcy Code.
ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
A. Classification of Claims
     Pursuant to Article IV.A hereof, the Plan provides for the substantive consolidation of the Group A Debtors’ Estates into one Estate and the Group B Debtors’ Estates into one Estate. The following tables classify Claims and Interests with respect to the Group A Debtors’ Estates and the Group B Debtors’ Estates, except DIP Facility Claims, Administrative Claims and Priority Tax Claims, for all purposes, including voting, Confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is classified in a particular Class only to the extent that any such Claim or Interest is an Allowed Claim in that Class and has not been paid, released, settled or otherwise satisfied prior to the Effective Date.
Summary of Classification and Treatment of Claims and Interests Against Group A Debtors

Class	Claim	Status	Voting Rights
1A	Other Priority Claims Against a Group A Debtor	Unimpaired	Deemed to Accept
2A	Other Secured Claims Against a Group A Debtor	Unimpaired	Deemed to Accept
3A	Prepetition Credit Agreement Secured Claims	Impaired	Entitled to Vote
4A	Unsecured Ongoing Operations Claims	Unimpaired	Deemed to Accept
5A	Other General Unsecured Claims	Impaired	Entitled to Vote
6A	Convenience Claims	Impaired	Entitled to Vote
7A-1	Equity Interests in Lear Corporation	Impaired	Deemed to Reject
7A-2	Intercompany Interests in Group A Debtors	Unimpaired	Deemed to Accept
Summary of Classification and Treatment of Claims and Interests Against Group B Debtors

Class	Claim	Status	Voting Rights
1B	Other Priority Claims Against a Group B Debtor	Unimpaired	Deemed to Accept
2B	Other Secured Claims Against a Group B Debtor	Unimpaired	Deemed to Accept
3B	General Unsecured Claims	Unimpaired	Deemed to Accept
4B	Intercompany Interests in Group B Debtors	Unimpaired	Deemed to Accept
B. Treatment of Claims and Interests Against Group A Debtors
1.	Class 1A—Other Priority Claims
(a)	Classification: Class 1A consists of all Other Priority Claims that may exist against the Group A Debtors.

(b)	Treatment: Except to the extent that a Holder of an Other Priority Claim against the Group A Debtors agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each Other Priority Claim against the Group A Debtors, each Holder of such Allowed Other Priority Claim shall be paid in full in Cash on the later of the Effective Date or the date on which such Other Priority Claim against the Group A Debtors becomes an Allowed Other Priority Claim or as soon as reasonably practicable thereafter; provided that subject to Bankruptcy Court approval, priority wage claims against the Group A Debtors may be paid in full in the ordinary course of business.

(c)	Voting: Class 1A is Unimpaired, and Holders of Class 1A Other Priority Claims against the Group A Debtors are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1A Other Priority Claims are not entitled to vote to accept or reject the Plan.
2.	Class 2A—Other Secured Claims
(a)	Classification: Class 2A consists of all Other Secured Claims that may exist against the Group A Debtors.

(b)	Treatment: Except to the extent that a Holder of an Other Secured Claim against the Group A Debtors agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each Other Secured Claim against the Group A Debtors, each Holder of an Allowed Other Secured Claim, at the sole option of the Group A Debtors shall (i) be paid in full in Cash, (ii) receive the collateral securing its Allowed Other Secured Claim, plus post-petition interest to the extent required under section 506(b) of the Bankruptcy Code, or (iii) receive other treatment rendering such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, in each case on the later of the Effective Date and the date such Secured Claim becomes an Allowed Other Secured Claim, or as soon as reasonably practicable thereafter.

(c)	Voting: Class 2A is Unimpaired, and Holders of Class 2A Other Secured Claims against the Group A Debtors are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2A Other Secured Claims are not entitled to vote to accept or reject the Plan.
3.	Class 3A—Prepetition Credit Agreement Secured Claims
(a)	Classification: Class 3A consists of Prepetition Credit Agreement Secured Claims that may exist against the Group A Debtors.

(b)	Treatment: Except to the extent that a Holder of a Prepetition Credit Agreement Secured Claim against the Group A Debtors agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each Prepetition Credit Agreement Secured Claim against the Group A Debtors, each Holder of a Prepetition Credit Agreement Secured Claim shall receive its Pro Rata share of the Prepetition Credit Agreement Secured Claims Distribution. The Adequate Protection Claims of the Holders of Prepetition Credit Agreement Secured Claims shall be deemed satisfied in full by payments made pursuant to the DIP Order. Any replacement or other Liens created under the DIP Order shall terminate and shall have no further force and effect as of the Effective Date.

(c)	Voting: Class 3A is Impaired and Holders of Class 3A Prepetition Credit Agreement Secured Claims against the Group A Debtors are entitled to vote to accept or reject the Plan.
4.	Class 4A—Unsecured Ongoing Operations Claims
(a)	Classification: Class 4A consists of Unsecured Ongoing Operations Claims that may exist against the Group A Debtors.

(b)	Treatment: Except to the extent that a Holder of an Unsecured Ongoing Operations Claim against the Group A Debtors agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each Unsecured Ongoing Operations Claim against the Group A Debtors, each Holder of an Unsecured Ongoing Operations Claim: (i) that is due and payable as of the Effective Date shall be paid in full in Cash or receive such other treatment as to render such Holder Unimpaired on the Effective Date or as soon as reasonably practicable thereafter; (ii) that is not due and payable as of the Effective Date shall be paid in full in Cash thereafter (X) in the ordinary course of business in accordance with the terms of any agreement that governs such Allowed Unsecured Ongoing Operations Claim or (Y) in accordance with the course of practice between the Group A Debtors and such Holder with respect to such Allowed Unsecured Ongoing Operations Claim. Holders of Allowed Unsecured Ongoing Operations Claims who received any payment from the Group A Debtors during the Chapter 11 Cases pursuant to any order of the Bankruptcy Court shall not be excluded from receiving distributions under this Plan on account of such Claims unless such Claims were fully satisfied by any prior payments from the Group A Debtors. The Group A Debtors reserve all rights to challenge the legal basis and amount of any asserted Unsecured Ongoing Operations Claim, and each such Holder reserves all rights and defenses with respect to any such challenge.

(c)	Voting: Class 4A is Unimpaired, and Holders of Class 4A Unsecured Ongoing Operations Claims against the Group A Debtors are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 4A Unsecured Ongoing Operations Claims are not entitled to vote to accept or reject the Plan.
5.	Class 5A—Other General Unsecured Claims
(a)	Classification: Class 5A consists of Other General Unsecured Claims that may exist against the Group A Debtors.

(b)	Treatment: Except to the extent that a Holder of an Other General Unsecured Claim agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each Other General Unsecured Claim, each Holder of an Other General Unsecured Claim shall receive its Pro Rata share of the Other General Unsecured Claims Distribution.

(c)	Voting: Class 5A is Impaired and Holders of Class 5A Other General Unsecured Claims against the Group A Debtors are entitled to vote to accept or reject the Plan.
6.	Class 6A—Convenience Claims
(a)	Classification: Class 6A consists of Convenience Claims that may exist against the Group A Debtors.

(b)	Treatment: Except to the extent that a Holder of a Convenience Claim agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each Convenience Claim, each Holder of a Convenience Claim shall be paid an amount equal to 25% of such Claim in Cash on the later of the Effective Date or the date such Claim becomes an Allowed Convenience Claim, or as soon as reasonably practicable thereafter.

(c)	Voting: Class 6A is Impaired and Holders of Class 6A Allowed Convenience Claims are entitled to vote to accept or reject the Plan.

7.	Class 7A-1—Equity Interests in Lear Corporation
(a)	Classification: Class 7A-1 consists of all Equity Interests in Lear Corporation.

(b)	Treatment: Holders of Equity Interests in Lear Corporation will not receive any distribution on account of such Claims, and Equity Interests in Lear Corporation shall be discharged, cancelled, released, and extinguished as of the Effective Date.

(c)	Voting: Class 7A-1 is Impaired, and Holders of Class 7A-1 Equity Interests in Lear Corporation are not entitled to receive or retain any property under the Plan on account of Class 7A-1 Interests in Lear Corporation. Therefore, Holders of Class 7A-1 Equity Interests in Lear Corporation are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, and Holders of Class 7A-1 Interests in Lear Corporation are not entitled to vote to accept or reject the Plan.
8.	Class 7A-2—Intercompany Interests in Group A Debtors
(a)	Classification: Class 7A-2 consists of all Intercompany Interests in Group A Debtors.

(b)	Treatment: Holders of Intercompany Interests in Group A Debtors shall continue to be held by the Reorganized Debtors holding such Intercompany Interests as of the Petition Date.

(c)	Voting: Class 7A-2 is Unimpaired, and Holders of Class 7A-2 Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 7A-2 Intercompany Interests are not entitled to vote to accept or reject the Plan.
C. Treatment of Claims and Interests Against Group B Debtors
1.	Class 1B—Other Priority Claims
(a)	Classification: Class 1B consists of all Other Priority Claims that may exist against the Group B Debtors.

(b)	Treatment: Except to the extent that a Holder of an Other Priority Claim against the Group B Debtors agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each Other Priority Claim against the Group B Debtors, each Holder of such Allowed Other Priority Claim shall be paid in full in Cash on the later of the Effective Date or the date on which such Other Priority Claim against the Group B Debtors becomes an Allowed Other Priority Claim or as soon as reasonably practicable thereafter; provided that subject to Bankruptcy Court approval, priority wage claims against the Group B Debtors may be paid in full in the ordinary course of business.

(c)	Voting: Class 1B is Unimpaired, and Holders of Class 1B Other Priority Claims against the Group B Debtors are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1B Other Priority Claims are not entitled to vote to accept or reject the Plan.
2.	Class 2B—Other Secured Claims
(a)	Classification: Class 2B consists of all Other Secured Claims that may exist against the Group B Debtors.

(b)	Treatment: Except to the extent that a Holder of an Other Secured Claim against the Group B Debtors agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each Other Secured Claim against the Group B Debtors, each Holder of an Allowed Other Secured Claim, at the sole option of the Group B Debtors shall (i) be paid in full in Cash, (ii) receive the collateral securing its Allowed Other Secured Claim, plus post-petition interest to the extent required under section 506(b) of the Bankruptcy Code, or (iii) receive other treatment rendering such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, in each case on the later of the Effective Date and the date such Secured Claim becomes an Allowed Other Secured Claim, or as soon as reasonably practicable thereafter.

(c)	Voting: Class 2B is Unimpaired, and Holders of Class 2B Other Secured Claims against the Group B Debtors are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2B Other Secured Claims are not entitled to vote to accept or reject the Plan.
3.	Class 3B—General Unsecured Claims
(a)	Classification: Class 3B consists of General Unsecured Claims that may exist against the Group B Debtors.

(b)	Treatment: Except to the extent that a Holder of a General Unsecured Claim against the Group B Debtors agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each General Unsecured Claim, each Holder of a General Unsecured Claim against the Group B Debtors shall, at the sole option of the Group B Debtors, (i) be paid in the ordinary course of the Group B Debtors’ business as such Claims become due and payable, (ii) be paid consistent with prior dealing and business practices with the Group B Debtors or (iii) be reinstated and rendered Unimpaired in accordance with Section 1124 of the Bankruptcy Code.

(c)	Voting: Class 3B is Unimpaired, and Holders of Class 3B General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 3B General Unsecured Claims are not entitled to vote to accept or reject the Plan.
4.	Class 4B—Intercompany Interests in Group B Debtors
(a)	Classification: Class 4B consists of all Holders of Intercompany Interests in the Group B Debtors.

(b)	Treatment: Holders of Intercompany Interests in the Group B Debtors shall continue to be held by the Reorganized Debtors holding such Intercompany Interests as of the Petition Date.

(c)	Voting: Class 4B is Unimpaired, and Holders of Class 4B Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 4B Intercompany Interests are not entitled to vote to accept or reject the Plan.
D. Intercompany Claims
     Notwithstanding anything herein to the contrary, Holders of Intercompany Claims shall not be eligible to receive any distribution on account of such Claim as of the Effective Date. Reorganized Lear Corporation may, or may cause each applicable Debtor to, in Reorganized Lear Corporation’s sole discretion, reinstate or compromise, as the case may be, Intercompany Claims.

E. Special Provision Governing Unimpaired Claims
     Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.
F. Acceptance or Rejection of the Plan
     1. Presumed Acceptance of Plan: Classes 1A, 2A, 4A, 7A-2, 1B, 2B, 3B and 4B are Unimpaired under the Plan and are, therefore, presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Classes are not entitled to vote on the Plan and the vote of such Holders of Claims shall not be solicited.
     2. Voting Classes: Each Holder of an Allowed Claim in each of Classes 3A, 5A and 6A shall be entitled to vote to accept or reject the Plan.
     3. Presumed Rejection of the Plan: Class 7A-1 is Impaired and Holders of Class 7A-1 Interests shall receive no distributions under the Plan on account of their Interests and are therefore, presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 7A-1 Interests are not entitled to vote on the Plan and the vote of such Holders shall not be solicited.
     4. Acceptance by Impaired Classes of Claims: Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.
     5. Controversy Concerning Impairment: If a controversy arises as to whether any Claims, or any Class of Claims, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.
G. Nonconsensual Confirmation
     Except as otherwise specifically provided in the Plan, if any Impaired Class shall not accept the Plan by the requisite statutory majority provided in section 1126 of the Bankruptcy Code, the Debtors reserve the right to amend the Plan (subject to the Plan Support Agreements and conditions to the Effective Date set forth below) or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code, or both.
ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN
A. Substantive Consolidation
     The Plan shall serve as a motion by the Debtors seeking entry of an order substantively consolidating all of the Estates of the Group A Debtors into a single consolidated Estate and all of the Estates of the Group B Debtors into a separate, single consolidated Estate for all purposes, including voting, Confirmation and distribution pursuant to the Plan.
     If substantive consolidation of the Group A Debtors’ Estates and the Group B Debtors’ Estates, as applicable, is ordered, then on and after the Effective Date, all assets and liabilities of the Group A Debtors and the Group B Debtors, as applicable, shall be treated as though they were merged into one Estate of the Group A Debtors and one Estate of the Group B Debtors, as applicable, for all purposes, including voting, Confirmation and distribution pursuant to the Plan, and all guarantees by any Group A Debtor and Group B Debtor, as applicable, of the obligations of any other Group A Debtor or Group B Debtor, as applicable, shall be eliminated so that any Claim and any guarantee thereof by any other Group A Debtor or Group B Debtor, as applicable, as well as any joint and several liability of any Group A Debtor or Group B Debtor, as applicable, with respect to any other Group A Debtor or Group B Debtor, as applicable, shall be treated as one collective obligation of the Group A Debtors or the Group B Debtors, as applicable. Substantive consolidation shall not affect the legal and organizational structure of the

Reorganized Debtors or their separate corporate existences or any prepetition or postpetition guarantees, Liens, or security interests that are required to be maintained under the Bankruptcy Code, under the Plan, or, in connection with contracts or leases that were assumed or entered into during the Chapter 11 Cases. Any alleged defaults under any applicable agreement with the Debtors, the Reorganized Debtors, or the Affiliates arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date.
     In the event that the Bankruptcy Court does not order substantive consolidation of the Group A Debtors’ Estates and the Group B Debtors’ Estates, as applicable, then except as specifically set forth in the Plan: (1) nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Group A Debtors or the Group B Debtors, as applicable, is subject to or liable for any Claim against any other Group A Debtor or Group B Debtor, as applicable; (2) Claims against multiple Debtors shall be treated as separate Claims with respect to each Debtor’s Estate for all purposes (including distributions and voting), and such Claims shall be administered as provided in the Plan; (3) the Debtors shall not, nor shall they be required to, resolicit votes with respect to the Plan, nor will the failure of the Bankruptcy Court to approve substantive consolidation of the Group A Debtors’ Estates and the Group B Debtors’ Estates, as applicable, alter the distributions set forth in the Plan; and (4) the Debtors may file a plan of reorganization for each Debtor and the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Debtor; provided that, a Holder’s (a) vote to accept or reject the Plan; (b) presumed acceptance of the Plan pursuant to section 1126(f) of the Bankruptcy Code; or (c) deemed rejection of the Plan pursuant to section 1126(g) may be deemed a vote to accept or reject any plan described in clause (4) hereof to the extent that any such plan does not provide such Holder with less favorable treatment than such Holder would have received if the Bankruptcy Court had ordered substantive consolidation as set forth herein. The Debtors’ inability to confirm any such plan or the Debtors’ election to withdraw any such plan shall not impair the confirmation of any other plan described in clause (4) hereof or the consummation of any such plan.
B. Corporate Existence
     Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.
C. Vesting of Assets in the Reorganized Debtors
     Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
D. Indemnification Provisions in Organizational Documents
     As of the Effective Date, each Debtor’s bylaws shall provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, directors, officers, employees or agents who were directors, officers, employees or agents of such Debtor, at any time prior to the Effective Date at least to the same extent as the bylaws of each of the respective Debtors on the Petition Date, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and none of the Reorganized Debtors shall amend and/or restate its certificate of incorporation or bylaws before or after the Effective Date to terminate or materially adversely affect any of the Reorganized Debtors’ obligations or such directors’, officers’, employees’ or agents’ rights.

E. Cancellation of Agreements, Unsecured Notes and Equity Interests
     1. On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates, and other documents evidencing the Unsecured Notes and Equity Interests in Lear Corporation shall be canceled and of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or in any way related thereto shall be discharged.
     2. On the Effective Date, except to the extent otherwise provided herein, any Indentures relating to any of the foregoing shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged; provided that, the Unsecured Notes and the Indentures shall continue in effect to (a) allow Holders of the Unsecured Claims to receive distributions provided for hereunder; and (b) preserve the right of the Indenture Trustees to the reimbursement of the Indenture Trustees’ Fees.
     3. As of the Effective Date, the transfer register or ledger maintained by Indenture Trustees for the Unsecured Notes shall be closed, and there shall be no further changes in the record holders of any Unsecured Notes.
     4. As of the Effective Date, except to the extent otherwise provided herein, the Prepetition Credit Agreement shall be deemed to be cancelled, and the obligations of the Debtors thereunder shall be discharged; provided that, the Prepetition Credit Agreement shall continue in effect solely for the purpose to: (a) allow Holders of the Prepetition Credit Agreement Claims to receive the distributions provided for hereunder; (b) allow the Prepetition Administrative Agent to receive distributions from the Debtors and to make further distributions to the Holders of Prepetition Credit Agreement Claims on account of such Claims, as set forth in Article VI.C.2 of the Plan; and (c) preserve the Prepetition Administrative Agent’s right to indemnification from the Debtors pursuant and subject to the terms of the Prepetition Credit Agreement in respect of any claim or cause of action asserted against the Prepetition Administrative Agent by a Person or Entity that is not party to the Prepetition Credit Agreement; provided that any claim or right to payment on account of such indemnification shall be an unsecured claim and shall not be secured in any of the assets of the Debtors, the Reorganized Debtors or their affiliates.
F. Reorganized Company Equity Interests
     Reorganized Lear Corporation’s equity interests shall consist of New Common Stock, Series A Preferred Stock and Warrants. On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors shall issue or reserve for issuance all Securities to be issued pursuant to the terms of the Plan and the Amended and Restated Certificate of Incorporation, without need for any further corporate or shareholder action.
     1. New Common Stock. Shares of New Common Stock shall be issued to (a) Holders of Allowed Prepetition Credit Agreement Secured Claims, (b) Holders of Allowed Other General Unsecured Claims, (c) holders of the Series A Preferred Stock upon conversion of such Securities, (d) holders of Warrants upon exercise of such Warrants, and (e) holders of equity-based awards issued under the Management Equity Plan.
     Following the Effective Date, Reorganized Lear Corporation shall as soon as reasonably practicable file with the Commission a registration statement for the New Common Stock on Form 8-A or Form 10 (as determined in the Debtors’ reasonable discretion) under the Securities Exchange Act of 1934. Following the Effective Date, Reorganized Lear Corporation shall use reasonable best efforts to list the New Common Stock on the NASDAQ or The New York Stock Exchange as soon as reasonably practicable.
     2. Series A Preferred Stock. Shares of Series A Preferred Stock shall be issued to Holders of Allowed Prepetition Credit Agreement Secured Claims. The Series A Preferred Stock will not be publicly listed.
     3. Warrants. Other General Unsecured Claims Warrants shall be issued to Holders of Allowed Other General Secured Claims. DIP Facility Warrants shall be issued to the DIP Lenders, if applicable pursuant to Article II.B.
     4. Registration Rights. Certain holders of New Common Stock shall be entitled to registration rights pursuant to the Registration Rights Agreement.

G. Section 1145 Exemption
     Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities pursuant to the Plan and any and all settlement agreements incorporated herein shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act to the maximum extent permitted thereunder and any other applicable law requiring registration prior to the offering, issuance, distribution or sale of Securities. In addition, except as otherwise provided in the Plan, under section 1145 of the Bankruptcy Code, any Securities contemplated by the Plan and any and all settlement agreements incorporated therein will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) applicable regulatory approval.
H. Exit Financing
     On the Effective Date, the Reorganized Debtors will consummate the Exit Facility. In accordance with the Exit Financing Agreement, the Reorganized Debtors will use proceeds of the Exit Financing Agreement to pay or refinance the DIP Facility Claims. Reorganized Lear Corporation shall make payments of principal and interest in accordance with the terms and conditions of the Exit Financing Agreement; provided that, in the event Reorganized Lear Corporation has Minimum Liquidity determined on a normalized basis in excess of $1.0 billion on the Effective Date, Reorganized Lear Corporation shall, to the extent of such excess and without penalty or premium, prepay: (a) first, the Series A Preferred Stock in an aggregate stated value of up to $50 million; (b) second, the loans under the New Term Loans Agreement in an aggregate principal amount of up to $50 million; and (c) third, the loans under the Exit Facility.
     From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date financing, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.
I. New Term Loans.
     On the Effective Date, Reorganized Lear Corporation will issue the New Term Loans. The New Term Loans will be guaranteed by Reorganized Lear Corporation’s domestic direct and indirect subsidiaries pursuant to the New Term Loans Agreement. On or before the Effective Date, the Reorganized Debtors and each Holder of an Allowed Prepetition Credit Agreement Secured Claim shall execute the New Term Loans Agreement.
J. Restructuring Transactions
     On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of the Plan; (3) the filing of appropriate certificates of incorporation, merger or consolidation with the appropriate governmental authorities pursuant to applicable law; and (4) all other actions that the Reorganized Debtors determine are necessary or appropriate.
K. Corporate Action
     Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate, financing or related actions to be taken by or required of the Reorganized Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan (except to the extent otherwise indicated), and shall be authorized, approved, and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by Holders of Claims or Interests, directors of the Debtors or any other Entity. Without limiting the foregoing, such actions will include: the adoption and (as applicable) filing of the Amended and Restated Certificate of Incorporation, the Certificate of Designation and the Amended and Restated Bylaws; the appointment of officers and (as applicable) directors for the Reorganized Debtors; the issuance of the New Term Loans, the New Common Stock, the Series A Preferred Stock and the Warrants, the execution and delivery of the Exit Facility (as applicable), the New Term Loans Agreement, the Warrant Agreements, the Registration Rights Agreement, and all related documents and instruments (as applicable), and the adoption and implementation of the Key Management Incentive Plan and the Management Equity Plan.
L. Post-Effective Date Governance
     The Reorganized Debtors shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and conditions of the Plan. Without limiting the generality of the foregoing, as of the Effective Date, Reorganized Lear Corporation shall be governed by the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws.
M. Effectuating Documents; Further Transactions
     On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors or managers, as applicable, thereof, are authorized to and may issue, execute, deliver, file or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.
N. Exemption from Certain Transfer Taxes and Recording Fees
     Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, Securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
O. Board Representation
     The New Board shall consist of Reorganized Lear Corporation’s Chairman, President and Chief Executive Officer and eight (8) other directors. The New Board shall meet the criteria set forth in the New York Stock Exchange or NASDAQ, as applicable, listing requirements. The members of the New Board, excluding the Chairman, President and Chief Executive Officer, shall be appointed as follows: (1) five directors shall be appointed by the Prepetition Administrative Agent in consultation with the Prepetition Credit Agreement Lenders party to the Lender Plan Support Agreement and with the assistance of a nationally recognized executive search firm to be retained by the Prepetition Administrative Agent at the expense of the Debtors; and (2) three directors shall be appointed by the Noteholder Steering Committee in consultation with the other Holders of Unsecured Note Claims that are parties to the Noteholder Plan Support Agreement and the Committee and with the assistance of a nationally recognized executive search firm to be retained by the Noteholder Steering Committee at the expense of the Debtors. The identity of the members of the New Board will be disclosed no later than the start of the Confirmation Hearing. Subject to the Amended and Restated Bylaws relating to the filling of vacancies, if any, on the New Board, the members of the New Board as constituted on the Effective Date will continue to serve at least until the first annual meeting of stockholders after the Effective Date. Starting at such first annual meeting of stockholders, the board of directors of Reorganized Lear Corporation shall be elected pursuant to the terms of the Amended and Restated Bylaws.
P. Senior Management
     The senior management of the Reorganized Debtors shall be the same senior management that existed for the Debtors as of the Effective Date. The Reorganized Debtors shall provide the senior management with Cash and bonus compensation and benefits consistent with (but not less economically favorable than) such senior management’s respective Employment Agreements and arrangements in effect as of the Petition Date.
Q. Key Management Incentive Plan and Management Equity Plan
     Reorganized Lear Corporation shall have adopted the Key Management Incentive Plan and the Management Equity Plan on or before the Effective Date.
R. Preservation of Rights of Action
     Subject to the releases set forth in Article IX.D below, and in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including, but not limited to, any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date; provided, however that the Debtors specifically waive the right to bring any Avoidance Actions. No Person may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or the Effective Date.
     Further, subject to the releases set forth in Article IX.D below, the Reorganized Debtors reserve and shall retain the foregoing Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Person shall vest in the applicable Reorganized Debtor, as the case may be. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order or approval of the Bankruptcy Court.
ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A. Assumption and Rejection of Executory Contracts and Unexpired Leases
     Subject to the provisions herein, each of the Debtors’ Executory Contracts and Unexpired Leases shall be deemed assumed as of the Effective Date unless such Executory Contract or Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) is identified on the list of Executory Contracts and Unexpired Leases to be rejected filed pursuant to the Plan Supplement, which such list shall be filed on or before the Contract/Lease Schedule Date and shall not be modified by the Debtors after the Contract/Lease Schedule Date; (3) is the subject of a separate motion or notice to reject filed by the Debtors on or before the

Contract/Lease Schedule Date; provided that the Debtors shall not file any separate motions or notices to reject Executory Contracts or Unexpired Leases after the Contract/Lease Schedule Date if the Plan is still pending or has been consummated; or (4) previously expired or terminated pursuant to its own terms.
     Except as expressly provided otherwise, the Plan shall give effect to any subordination rights as required by section 510(a) of the Bankruptcy Code.
     Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, all assumptions or rejections of such Executory Contracts and Unexpired Leases in the Plan are effective as of the Effective Date. Each such Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party prior to the Effective Date, shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify or supplement the Executory Contracts and Unexpired Leases identified in the Plan Supplement.
B. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
     Any provisions or terms of the Debtors’ Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by Cure or by an agreed-upon waiver of Cure. Except with respect to Executory Contracts or Unexpired Leases in which the Debtors and the applicable counterparties have stipulated in writing to payment of Cure, all requests for payment of Cure must be Filed with the Notice, Claims and Solicitation Agent on or before the Cure Bar Date. The Cure Bar Date shall not apply to any franchise or Executory Contract with a state or local franchise authority. Any request for payment of Cure that is not timely Filed shall be disallowed automatically and forever barred from assertion and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim for Cure shall be deemed fully satisfied, released, and discharged, notwithstanding anything included in the Schedules or in any Proof of Claim to the contrary; provided, however, that nothing shall prevent the applicable Reorganized Debtor from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without further notice to or action, order, or approval of the Bankruptcy Court.
     If the Debtors or Reorganized Debtors, as applicable, object to any request for Cure or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure and any related issues. If there is a dispute regarding such Cure, the ability of the applicable Reorganized Debtor or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the applicable Debtor or Reorganized Debtor, and the counterparty to the Executory Contract or Unexpired Lease. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption. The Debtors or Reorganized Debtors, as applicable, reserve the right, either to reject or nullify the assumption of any Executory Contract or Unexpired Lease no later than thirty days after a Final Order determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.
     Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise, except any Executory Contract with a state or local franchise authority, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Except as provided elsewhere herein, any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

C. Claims Based on Rejection of Executory Contracts and Unexpired Leases
     Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise must be Filed by Holders of such Claims with the Notice, Claims and Solicitation Agent no later than thirty days after the later of (1) the Effective Date or (2) the effective date of rejection for such Holders to be entitled to receive distributions under the Plan on account of such Claims; provided that any such Claims must be filed by no later than 20 calendar days prior to the Voting Deadline for the Holder of such Claim to be entitled to vote on the Plan. Any Proofs of Claim arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.
D. Assumption of Directors and Officers Insurance Policies
     As of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ unexpired directors’ and officers’ liability insurance policies and fiduciary policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired directors’ and officers’ liability insurance policies and fiduciary policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the unexpired directors’ and officers’ liability insurance policies and fiduciary policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.
     In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies and fiduciary policies (including any “tail policy”) in effect on the Petition Date, with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.
E. Reservation of Rights
     Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
F. Nonoccurrence of Effective Date
     In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any consensual request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.
G. Compensation and Benefit Programs
     Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for:

(a)	all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire Equity Interests in Lear Corporation;

(b)	Compensation and Benefits Programs listed in the Plan Supplement as executory contracts to be rejected;

(c)	Compensation and Benefits Programs that have previously been rejected; and

(d)	Compensation and Benefits Programs that, as of the entry of the Confirmation Order, are the subject of pending rejection procedures or a motion to reject, or have been specifically waived by the beneficiaries of any employee benefit plan or contract.
     Any assumption of Compensation and Benefits Programs pursuant to this Article V.G shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein (unless a Compensation and Benefits Program counterparty timely objects to the assumption contemplated by this Article V.G, in which case any such Compensation and Benefits Program shall be deemed rejected as of immediately prior to the Petition Date). No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to this Article V.G other than those applicable immediately prior to such assumption.
     Notwithstanding anything to the contrary in this Article V.G or otherwise, (a) the Reorganized Debtors’ obligations, if any, to pay all “retiree benefits” (as that term is defined in section 1114(a) of the Bankruptcy Code) shall continue and (b) all of the Debtors’ qualified pension plans shall be deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.
H. Collective Bargaining Agreements
     All unexpired collective bargaining agreements (including any modification thereto) shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for collective bargaining agreements: (1) specifically rejected or assigned pursuant to an order of the Bankruptcy Court; (2) as of the entry of the Confirmation Order, are the subject of pending rejection procedures or a motion to reject; or (3) as of the entry of the Confirmation Order, are the subject of pending settlement proceedings or a motion to authorize a settlement; provided that notwithstanding anything to the contrary herein or otherwise, all of the Debtors’ collective bargaining agreements with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and any related local unions (a) shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code and (b) shall not be modified by the Debtors pursuant to sections 1113 or 1114 of the Bankruptcy Code.
I. Workers’ Compensation Programs
     As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (1) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (2) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS
A. Distributions on Account of Claims and Interests Allowed As of the Effective Date
     Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Stock and Warrant Reserve, distributions under the Plan on account of Allowed Claims and Interests on or before the Effective Date shall be made in accordance with Article II, Article III.B, Article III.C and Article IV; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business or industry practice; provided, further, that the New Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which the New Common Stock is actually dated, authenticated or distributed.
B. Distributions on Account of Claims and Interests Allowed After the Effective Date
     1. Payments and Distributions on Disputed Claims. Except as otherwise provided in the Plan, a Final Order or as agreed to by the relevant parties and subject to the establishment of the Stock and Warrant Reserve, distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made as soon as reasonably practicable after the Disputed Claim becomes an Allowed Claim; provided, however, that (a) Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date, unless otherwise agreed, shall be paid in accordance with Article II.C.
     2. Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim (except to the extent such Allowed Claim is expressly Allowed pursuant to the Plan) unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and the Claims have been Allowed.
     3. Reserve of New Common Stock and Other General Unsecured Claims Warrants. On the Effective Date, the Reorganized Debtors shall withhold and maintain in reserve shares of New Common Stock and Other General Unsecured Claims Warrants as the Stock and Warrant Reserve to pay Holders of Disputed Claims that are Other General Unsecured Claims that become Allowed Claims pursuant to the terms of the Plan. The amount of New Common Stock and Other General Unsecured Claims Warrants withheld as a part of the Stock and Warrant Reserve for the benefit of a Holder of a Disputed Other General Unsecured Claim shall be equal to the lesser of: (a) (i) if no estimation is made by the Bankruptcy Court pursuant to Article VII.C herein, the number of shares of New Common Stock and Other General Unsecured Claims Warrants necessary to satisfy the Other General Unsecured Claim Distribution required to be made pursuant to the Plan based on the asserted amount of the Disputed Claim or, if the Claim is denominated as contingent or unliquidated as of the Voting Deadline or such other date as designated in an order of the Bankruptcy Court, the amount that the Debtors elect to withhold on account of such Claim in the Stock and Warrant Reserve or (ii) the number of shares of New Common Stock and Other General Unsecured Claims Warrants necessary to satisfy the Other General Unsecured Claim Distribution required to be made pursuant to the Plan for such Disputed Claim based on an amount as estimated by pursuant to Article VII.C and set forth in an order of the Bankruptcy Court for purposes of allowance and distributions; and (b) the number of shares of New Common Stock and Other General Unsecured Claims Warrants necessary to satisfy the Other General Unsecured Claim Distribution required to be made pursuant to the Plan based on an amount as may be agreed upon by the Holder of such Disputed Claim and the Reorganized Debtors. As Disputed Claims are Allowed, the Distribution Agent shall distribute, in accordance with the terms of the Plan, New Common Stock and Other General Unsecured Claims Warrants to Holders of Other General Unsecured Claims, and the Stock and Warrant Reserve shall be adjusted accordingly. Any Stock and Warrant Reserve remaining following the distributions in accordance with this Article VI.B.3 shall be cancelled.
C. Delivery of Distributions
     1. Record Date for Distributions. On the Effective Date, the Claims Register shall be closed and the Distribution Agent shall be authorized to recognize only those record Holders listed on the Claims Register as of the close of business on the Effective Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly-traded certificate, is transferred twenty or fewer days before the Effective Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.
     2. Distribution Agent. The Distribution Agent shall make all distributions required under the Plan, except that distributions to Holders of Allowed Claims and Interests governed by a separate agreement and administered by a Servicer may be deposited by the Debtors with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement; provided that, the New Common Stock and Warrants to be issued in accordance with the Plan shall be transferred to DTC or another Third Party Distribution Agent on behalf of each applicable recipient to be distributed to Holders; provided that, distributions to Holders of Allowed Prepetition Credit Agreement Claims shall be made to the Prepetition Administrative Agent, for further distributions on a Pro Rata basis to such Holders, or, if directed by the Prepetition Administrative Agent, shall be delivered to the Distribution Agent for distribution to such Holders; provided, further, that distributions on a Pro Rata basis as provided under the Plan with respect to the Unsecured Notes Claims shall be made by (a) the Indenture Trustee or (b) with consent of the Indenture Trustee, through the facilities of the DTC or, if applicable, a Third Party Distribution Agent. Each Distribution Agent will serve without bond and any Distribution Agent may employ or contract with other Entities to assist in or make the distributions required under the Plan. The duties of any Third Party Distribution Agent shall be set forth in the applicable agreement retaining such Third Party Distribution Agent.
     3. Delivery of Distributions in General. Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims and Interests shall be made to Holders of record as of the Effective Date by the Distribution Agent or a Servicer, as appropriate: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the signatory set forth on any of the Proofs of Claim or Interest Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Interest is Filed or if the Debtors have been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related Proof of Claim or Interest; (d) at the addresses reflected in the Schedules if no Proof of Claim or Interest has been Filed and the Distribution Agent has not received a written notice of a change of address; or (e) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.
     4. Compliance Matters. In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.
     5. Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim or Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until such Distribution Agent is notified in writing of such Holder’s then-current address, at which time all currently due missed distributions shall be made to such Holder as soon as reasonably practicable thereafter. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors and shall not be supplemented with any interest, dividends or other accruals of any kind.
     6. Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six (6) months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the Reorganized Debtors. Upon such revesting, the Claim or Interest of any Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Debtors, made pursuant to any indenture or Certificate (but only with respect to the distribution by the Servicer to Holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized Holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned or unclaimed property law.
     7. Manner of Payment Pursuant to the Plan. Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Reorganized Debtors by check or by wire transfer. Checks issued by the Distribution Agent or applicable Servicer on account of Allowed Claims and Interests shall be null and void if not negotiated within ninety (90) days after issuance, but may be requested to be reissued until the distribution revests in the Reorganized Debtors.
     8. Surrender of Cancelled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim or Interest is governed by an agreement and administered by a Servicer). Such surrendered Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding anything to the contrary herein, this paragraph shall not apply to Certificates evidencing Claims that are rendered Unimpaired under the Plan.
D. Claims Paid or Payable by Third Parties
     1. Claims Paid by Third Parties. The Notice, Claims and Solicitation Agent shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the federal judgment rate in effect on the Petition Date on such amount owed for each Business Day after the two-week grace period specified above until the amount is repaid.
     2. Claims Payable by Insurance Carriers. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Notice, Claims and Solicitation Agent without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

E. Allocation Between Principal and Accrued Interest
     Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claim (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.
F. Minimum Distribution
     Any other provision of the Plan notwithstanding, the Distribution Agent will not be required to make distributions of Cash less than $50 in value or of New Common Stock or Warrants less than $50 in value, and each such Claim to which this limitation applies shall be discharged pursuant to Article IX.A, and its Holder forever barred pursuant to Article IX.H from asserting that Claim against the Reorganized Debtors or their property.
ARTICLE VII.
PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT
AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS
A. Allowance of Claims and Interests
     Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date, including the Confirmation Order, no Claim or Interest shall be deemed Allowed unless and until such Claim or Interest is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim. Prior to and following the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date.
B. Claims and Interests Administration Responsibilities
     Except as otherwise specifically provided in the Plan, the Debtors, prior to the Effective Date, and the Reorganized Debtors, after the Effective Date, shall have the sole authority: (1) to File, withdraw or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court.
C. Estimation of Claims and Interests
     Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim or Interest that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.
D. Adjustment to Claims and Interests Without Objection
     Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E. Disallowance of Claims or Interests
     Any Claims or Interests held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims and Interests may not receive any distributions on account of such Claims and Interests until such time as such Causes of Action against that Entity have been settled or an order of the Bankruptcy Court with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Reorganized Debtors. All Claims Filed on account of an Indemnification Obligation to a director, officer or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court. All Claims Filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.
F. Offer of Judgment
     The Reorganized Debtors are authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim or Interest must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.
G. Amendments to Claims
     On or after the Claims Bar Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further action.
     Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors will have and shall retain after the Effective Date any and all rights and defenses that the Debtors had with respect to any Claim as of the Petition Date. All Claims of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed disallowed as of the Effective Date unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as the case may be.
ARTICLE VIII.
CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE
A. Conditions Precedent to Confirmation
     It shall be a condition to Confirmation hereof that all provisions set forth below shall have occurred, unless waived in accordance with the terms of the Plan Support Agreements:
1.	the Plan Support Agreements shall be in full force and effect and shall not have been terminated;

2.	the Disclosure Statement shall have been approved by the Bankruptcy Court;

3.	the Prepetition Administrative Agent and the Noteholder Steering Committee shall be reasonably satisfied with all material tax matters and positions relating to the Debtors and the Reorganized Debtors;

4.	the Plan, including any amendments, modifications or supplements thereto, shall be in form and substance reasonably satisfactory to the requisite Prepetition Credit Agreement Lenders party to the Lender Support Agreement and the requisite Holders of Unsecured Notes party to the Noteholder Support Agreement, in each case subject to and in accordance with the terms of the respective Plan Support Agreements; and

5.	the Bankruptcy Court shall have entered the Confirmation Order, which order shall be in form and substance reasonably satisfactory to the Debtors, the Requisite Participating Lenders and the Requisite Participating Noteholders.
B. Conditions Precedent to the Effective Date
     The following are conditions precedent to the Effective Date that must be satisfied or waived in accordance with the Plan Support Agreements:
1.	contemporaneous effectiveness of the Exit Facility; provided that, with respect to an alternative exit financing facility the DIP Facility shall be repaid in Cash in full on the Effective Date; and

2.	there shall have been no modification or stay of the Confirmation Order or entry of other court order prohibiting transactions contemplated by the Plan from being consummated.
C. Waiver of Conditions
     Conditions (1) and (2) of Article VIII.B may be waived in accordance with the terms and conditions set forth in the Plan Support Agreements, in each case without notice to or order of the Bankruptcy Court.
D. Non-Occurrence of Conditions
     If the Effective Date does not occur, the Debtors may determine, upon notice to the Bankruptcy Court, that the Plan is null and void in all respects, and nothing contained in the Plan, the Confirmation Order or the Disclosure Statement shall: (1) constitute a waiver or release of any Cause of Action or Claim; (2) constitute an admission, acknowledgment, offer or undertaking in any respect by any party, including the Debtors; or (3) otherwise prejudice in any manner the rights of any party, including the Debtors.
ARTICLE IX.
RELEASE, INJUNCTIVE AND RELATED PROVISIONS
A. Discharge of Claims and Termination of Interests
     Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors, the Reorganized Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Interest based upon such Claim, debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

B. Subordinated Claims
     The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto. Subject to the requirements of section 1129(b) of the Bankruptcy Code (as applicable), no Holder of a Section 510(b) Claim shall receive any distribution on account of such Section 510(b) Claim, and all Section 510(b) Claims shall be extinguished.
C. Compromise and Settlement of Claims, Interests, and Controversies
     Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.
D. Debtor Release
     NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE (SUCH THAT THE REORGANIZED DEBTORS WILL NOT RECEIVE ANY CLAIM OR CAUSE OF ACTION RELEASED HEREUNDER), FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING: (1) THE DISCHARGE OF DEBT AND ALL OTHER GOOD AND VALUABLE CONSIDERATION PAID PURSUANT HERETO; AND (2) THE SERVICES OF THE DEBTORS’ PRESENT AND FORMER OFFICERS, DIRECTORS, MANAGERS, AND ADVISORS IN FACILITATING THE EXPEDITIOUS IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED HEREBY, EACH OF THE DEBTORS DISCHARGE AND RELEASE AND SHALL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH DEBTOR RELEASEE AND TO EACH THIRD PARTY RELEASEE (AND EACH SUCH DEBTOR RELEASEE AND THIRD PARTY RELEASEE SO RELEASED SHALL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE DEBTORS) AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE THAT ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE DEBTORS OR ANY OF THEIR ESTATES; PROVIDED, HOWEVER, THAT THE FOREGOING “DEBTOR RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY DEBTOR: (1) ARISING UNDER THE EXIT FACILITY, THE NEW TERM LOANS OR THE WARRANT AGREEMENTS; OR (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CAUSES OF ACTION THAT THE DEBTORS OR THE

REORGANIZED DEBTORS HAVE OR MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.
     ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS OR THE REORGANIZED DEBTORS ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.
E. Third Party Release
     NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A THIRD PARTY RELEASEE) SHALL PROVIDE A FULL DISCHARGE AND RELEASE (AND EACH ENTITY SO RELEASED SHALL BE DEEMED RELEASED BY THE RELEASING PARTIES) TO THE THIRD PARTY RELEASEES AND THE DEBTOR RELEASEES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, INCLUDING THOSE IN ANY WAY RELATED TO THE CHAPTER 11 CASES OR THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING “THIRD PARTY RELEASE” SHALL NOT OPERATE TO WAIVE OR RELEASE ANY CAUSES OF ACTION OF ANY RELEASING PARTY: (1)  ARISING UNDER THE EXIT FACILITY OR THE NEW TERM LOANS; OR (2) EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PLAN DOES NOT RELEASE ANY CLAIMS OR CAUSES OF ACTION THAT THE RELEASING PARTIES, THE DEBTORS OR THE REORGANIZED DEBTORS MAY HAVE NOW OR IN THE FUTURE AGAINST THE NON-RELEASED PARTIES.
     ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES AND THE THIRD PARTY RELEASEES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM RELEASED PURSUANT TO THE THIRD PARTY RELEASE.
F. Exculpation
     THE EXCULPATED PARTIES SHALL NEITHER HAVE, NOR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR RELATED TO FORMULATING, NEGOTIATING, PREPARING, DISSEMINATING, IMPLEMENTING, ADMINISTERING, CONFIRMING, OR EFFECTING THE PLAN

OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN OR ANY OTHER PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE RESTRUCTURING OF THE DEBTORS; PROVIDED, HOWEVER, THAT THE FOREGOING “EXCULPATION” SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, FURTHER, THAT EACH EXCULPATED PARTY SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL CONCERNING HIS, HER OR ITS DUTIES PURSUANT TO, OR IN CONNECTION WITH, THE PLAN OR ANY OTHER RELATED DOCUMENT, INSTRUMENT, OR AGREEMENT.
G. Indemnification
     On and from the Effective Date, and except as prohibited by applicable law, the Reorganized Debtors shall assume all indemnification obligations currently in place, whether in the bylaws, certificates of incorporation (or other formation documents), board resolutions, employment contracts or other agreements for the current and former directors, officers, managers, employees, attorneys, other professionals and agents of the Debtors and such current and former directors’, officers’, managers’, and employees’ respective Affiliates (collectively, the “Indemnified Parties”). Without limiting the foregoing and except as prohibited by applicable law, the Debtors shall indemnify and hold harmless, except as provided in the Plan Supplement, each of the Indemnified Parties for all costs, expenses, loss, damage or liability incurred by any such Indemnified Party arising from or related in any way to any and all Causes of Action whether known or unknown, whether for tort, fraud, contract, violations of federal or state securities laws or otherwise, including any claims or causes of action, whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, based in whole or in part upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including those arising from or related in any way to: (1) any action or omission of any such Indemnified Party with respect to any indebtedness of or any Equity Interest in the Debtors (including any action or omission of any such Indemnified Party with respect to the acquisition, holding, voting or disposition of any such investment); (2) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as an officer, director, member, employee, partner or agent of, or advisor to any Debtor; (3) any disclosure made or not made by any Indemnified Party to any current or former Holder of any such indebtedness of or any such Equity Interest in the Debtors; (4) any consideration paid to any such Indemnified Party by any of the Debtors in respect of any services provided by any such Indemnified Party to any Debtor; and (5) any action taken or not taken in connection with the Chapter 11 Cases or the Plan. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may relate, the Reorganized Debtors shall promptly reimburse any such Indemnified Party for its reasonable and documented legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided, however, that, notwithstanding anything herein to the contrary, the Debtors shall not indemnify any of the Non-Released Parties, whether for any matter to which this Article IX.G pertains or otherwise.
H. Injunction
     Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold or may hold Claims, Equity Interests, Causes of Action or liabilities that: (1) have been discharged pursuant to Article IX.A hereof; (2) have been released pursuant to Article IX.D hereof; (3) have been released pursuant to Article IX.E hereof; or (4) are subject to exculpation pursuant to Article IX.F hereof (but only to the extent of the exculpation provided in Article IX.F), are permanently enjoined and precluded, from and after the Effective Date, from: (A) commencing or continuing in any manner any action or other proceeding of any kind against any Entity so released, discharged, or exculpated (including the Reorganized Debtors) (or the property or estate of any Entity, directly or indirectly, so released, discharged, or exculpated) on account of or in connection with or with respect to any such released, discharged, or exculpated Claims, Equity Interests, causes of action or liabilities; (B) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against any Entity so released, discharged, or exculpated (including the Reorganized Debtors) (or the property or estate of any Entity so released, discharged, or exculpated) on account of or in connection with or with respect to any such released, discharged, or exculpated Claims, Equity Interests, causes of action, or liabilities; (C) creating, perfecting or enforcing any lien, claim, or encumbrance of any kind against any Entity so released, discharged, or exculpated (including the Reorganized Debtors) (or the property or estate of any Entity so released, discharged, or exculpated) on account of or in connection with or with respect to any such released, discharged, or exculpated Claims, Equity Interests, causes of action, or liabilities; (D) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any Entity so released, discharged, or exculpated (including the Reorganized Debtors) (or the property or estate of any Entity so released, discharged, or exculpated) on account of or in connection with or with respect to any such released, discharged, or exculpated Claims, Equity Interests, causes of action or liabilities unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise; and (E) commencing or continuing in any manner any action or other proceeding of any kind against any Entity so released, discharged, or exculpated (including the Reorganized Debtors) (or the property or estate of any Entity so released, discharged, or exculpated) on account of or in connection with or with respect to any such released, discharged, or exculpated Claims, Equity Interests, causes of action, or liabilities released or settled pursuant to the Plan; provided, however, that nothing contained herein shall preclude an Entity from obtaining benefits directly and expressly provided to such Entity pursuant to the terms of the Plan; provided, further, that nothing contained herein shall be construed to prevent any Entity from defending against Claims objections or collection actions whether by asserting a right of setoff or otherwise to the extent permitted by law.
I. Waiver or Estoppel
     Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.
J. Setoffs
     Except as otherwise provided herein, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, may set off against any Allowed Claim (other than DIP Facility Claims or Prepetition Credit Agreement Secured Claims) or Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder.
K. Release of Liens
     Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim and the Prepetition Credit Agreement Secured Claims, satisfaction in full of the portion of the Secured Claim and the Prepetition Credit Agreement Secured Claims that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

ARTICLE X.
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
A. Professional Claims
     1. Final Fee Applications. All final requests for Professional Compensation and Reimbursement Claims shall be Filed no later than 45 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Compensation and Reimbursement Claims shall be determined by the Bankruptcy Court.
     2. Payment of Interim Amounts. Except as otherwise provided in the Plan, Retained Professionals shall be paid pursuant to the Interim Compensation Order.
     3. Professional Fee Escrow Account. On the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Retained Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Retained Professionals with respect to whom fees or expenses have been held back pursuant to the Interim Compensation Order. Such funds shall not be considered property of the Reorganized Debtors. The remaining amount of Professional Compensation and Reimbursement Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals by the Reorganized Debtors from the Professional Fee Escrow Account, without interest or other earnings therefrom, when such Claims are Allowed by a Bankruptcy Court order. When all Professional Compensation and Reimbursement Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to the Reorganized Debtors.
     4. Professional Fee Reserve Amount. To receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals shall estimate their Accrued Professional Compensation prior to and as of the Effective Date and shall deliver such estimate to the Debtors on or before the Effective Date. If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.
     5. Post-Effective Date Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall pay in Cash the reasonable legal fees and expenses incurred by that Reorganized Debtor after the Effective Date in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court. Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Reorganized Debtor may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.
     6. Substantial Contribution Compensation and Expenses. Except as otherwise specifically provided in the Plan, any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must File an application and serve such application on counsel for the Debtors or Reorganized Debtors, as applicable, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules.
B. Other Administrative Claims
     All requests for payment of an Administrative Claim must be Filed with the Notice, Claims and Solicitation Agent and served upon counsel to the Debtors or Reorganized Debtors, as applicable. The Reorganized Debtors may settle and pay any Administrative Claim in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. In the event that any party with standing objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

ARTICLE XI.
RETENTION OF JURISDICTION
     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:
     1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;
     2. Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan;
     3. Resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including Cure or Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;
     4. Ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;
     5. Adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
     6. Adjudicate, decide or resolve any and all matters related to Causes of Action;
     7. Adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;
     8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;
     9. Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
     10. Resolve any cases, controversies, suits, disputes or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;
     11. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan;
     12. Resolve any cases, controversies, suits, disputes or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;
     13. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid;

     14. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;
     15. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;
     16. Enter an order or final decree concluding or closing the Chapter 11 Cases;
     17. Adjudicate any and all disputes arising from or relating to distributions under the Plan;
     18. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;
     19. Determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;
     20. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with the Plan (other than any dispute arising after the Effective Date under, or directly with respect to, the Exit Facility, which such disputes shall be adjudicated in accordance with the terms of the Exit Facility);
     21. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
     22. Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;
     23. Enforce all orders previously entered by the Bankruptcy Court; and
     24. Hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XII.
MISCELLANEOUS PROVISIONS
A. Immediate Binding Effect
     Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or herein, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.
B. Additional Documents
     On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.
C. Payment of Statutory Fees
     All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.
D. Modification of Plan
     Subject to the limitations contained in the Plan and the Plan Support Agreements, and in accordance with the Plan Support Agreements: (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.
E. Revocation of Plan
     The Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if entry of the Confirmation Order or the Effective Date does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.
F. Reservation of Rights
     Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.
G. Successors and Assigns
     The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries or guardian, if any, of each Entity.
H. Service of Documents
     After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors	Counsel to Debtors

Lear Corporation	Kirkland & Ellis LLP
21557 Telegraph Road	300 North LaSalle
Southfield, Michigan 48033	Chicago, Illinois 60654
Attn: Terrence B. Larkin, Senior Vice President, General Counsel and Corporate Secretary	Attn: James H.M. Sprayregen, Marc Kieselstein and Ryan Blaine Bennett

Counsel to the Noteholders Committee	United States Trustee

Stroock & Stroock & Lavan	Office of the United States Trustee
1080 Maiden Lane	for the Southern District of New York
New York, New York 10038	33 Whitehall Street, 21st Floor
Attn.: Kristopher Hansen and Sayan Bhattacharyya	New York, New York 10004
Attn.: Paul K. Schwartzberg, Esq.

Counsel to the Agent for the Debtors’ Prepetition and Postpetition Lenders	Counsel to the Committee

Simpson Thacher & Bartlett LLP	Lowenstein Sandler
425 Lexington Avenue	65 Livingston Avenue
New York, New York 10017	Roseland, New Jersey 07068
Attn.: Ken Ziman and Elisha Graff	Attn.: Sharon L. Levine
     After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.
     In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) Business Days of the date of entry of the Confirmation Order, the Debtors shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice described in the preceding sentence, within twenty days of the date of the Confirmation Order the Debtors shall publish the Notice of Confirmation once in The Wall Street Journal (National Edition). Mailing and publication of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.
I. Term of Injunctions or Stays
     Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
J. Entire Agreement
     On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.
K. Governing Law
     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the

Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to Debtors or Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.
L. Exhibits
     All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall be Filed with the Bankruptcy Court on or before the Plan Supplement Filing Date or the Solicitation Date, as applicable. After the exhibits and documents are Filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ private website at http://www.kccllc.net/lear or the Bankruptcy Court’s website at www.nysb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.
M. Nonseverability of Plan Provisions upon Confirmation
     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the Prepetition Administrative Agent, the Committee and the Noteholder Steering Committee; and (3) nonseverable and mutually dependent.
N. Closing of Chapter 11 Cases
     The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.
O. Conflicts
     Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control
P. Dissolution of Committee
     On the Effective Date, the Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided, however, that after the entry of the Confirmation Order, the Committee’s functions shall be restricted to, and the Committee shall not be heard on any issue except, obtaining a Final Order of the Bankruptcy Court authorizing or approving Accrued Professional Compensation of its Retained Professionals.
Q. Fees
     The Debtors shall pay within five Business Days of the Effective Date the reasonable fees and documented out-of-pocket expenses of the Noteholder Steering Committee Advisors, in full in Cash without the need for the

Noteholder Steering Committee Advisors to File retention applications or fee applications with the Bankruptcy Court unless otherwise required by applicable bankruptcy law or by order of the Bankruptcy Court.
     The Debtors shall pay within five Business Days of the Effective Date the reasonable fees and documented out-of-pocket expenses of the Indenture Trustees due as of the Effective Date for the period covering up to and including the Effective Date, including the reasonable fees and documented out-of-pocket expenses of Covington & Burling LLP as counsel to the Indenture Trustees due as of the Effective Date for the period covering up to and including the Effective Date, without the need of these parties to File fee applications with the Bankruptcy Court unless otherwise required by applicable bankruptcy law or by order of the Bankruptcy Court; provided that, the Indenture Trustees and their counsel shall provide the Debtors with the invoices for which they seek payment on or before the Effective Date.
     The Debtors shall also pay on the Effective Date or as soon as reasonably practicable thereafter the reasonable fees and documented out-of-pocket fees incurred by the members of the Committee.
R. Section 1125(e) Good Faith Compliance
     The Debtors, Reorganized Debtors, the Committee, Canadian Information Officer, and each of their respective Representatives, shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code.
S. Further Assurances
     The Debtors, Reorganized Debtors, all Holders of Claims receiving distributions hereunder and all other parties-in-interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.
T. No Stay of Confirmation Order
     The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e) and 7062.
U. Aid and Recognition
     The Debtors or Reorganized Debtors, as the case may be, shall, as needed to effect the terms hereof, request the aid and recognition of any court or judicial, regulatory or administrative body in any province or territory of Canada or any other nation or state.
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     Respectfully submitted, as of the date first set forth above,

LEAR CORPORATION (on behalf of itself and all other Debtors)

By:	/s/ Matthew J. Simoncini

Name:	Matthew J. Simoncini
Title:	Senior Vice President and Chief Financial Officer of Lear Corporation